Exhibit 107
Calculation of Filing Fee Tables
FORM S-3
(Form Type)
WEJO GROUP LIMITED
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share(1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity Other Debt Other Unallocated (Universal Shelf)	Common Shares, par value $0.001 per share Preference Shares, par value $0.001 per share Senior Debt Securities Subordinated Debt Securities Share Purchase Contracts Warrants Rights Units (3)	457(o)	(1)	(1)	$200,000,000(2)	0.00011020	$22,040
	Equity	Common Shares, par value $0.001(4)	457(c)	50,860,430	$0.403(5)	$20,496,753.29(5)	0.00011020	$2,258.74
	Equity	Common Shares, par value $0.001(6)	457(g)	1,190,476	$0.75112(7)	$894,190.33(7)	0.00011020	$98.54
	Other	Warrants to purchase Common Shares(8)	457(g)	3,766,378	$1.564345(9)	$5,907,558.04(9)	0.00011020	$651.01
	Equity	Common Shares(10) underlying the Warrants to purchase Common Shares	457(g)	3,766,378	$1.564345(9)	$5,907,558.04(9)	0.00011020	$651.01

	Total Offering Amounts					$233,206,059.71		$25,699.31
	Total Fees Previously Paid							$25,031.51
	Total Fee Offsets							-
	Net Fee Due							$667.80
(1)An indeterminate number of securities or aggregate principal amount, as the case may be, of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of purchase contracts to purchase common stock, preferred stock or debt securities, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, such indeterminate number of rights and such indeterminate number of units (the “Universal Shelf Securities”), as shall have an aggregate initial offering price not to exceed $200,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate offering price not to exceed $200,000,000, less the aggregate offering price of any securities previously issued hereunder. Any securities issued hereunder may be sold separately or as units with other securities issued hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of debt securities, common stock and preferred stock as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover any additional number of securities as may be offered or issued from time to time upon stock splits, stock dividends, recapitalizations or similar transactions.
(2)The proposed maximum aggregate offering price per unit will be determined from time to time by the Registrant in connection with the sale and issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)Any securities registered under the registration statement may be sold separately or as units with other securities registered under the registration statement.
(4)Common shares to be offered for sale by selling shareholders, including shares underlying warrants and convertible notes held by the selling shareholders.
(5)The proposed maximum offering price per share and in the aggregate are based on $0.403, which is the average of the high and low sale prices of the registrant’s common stock, as reported on The Nasdaq Stock Market on April 10, 2023, which date is within five business days prior to filing this registration statement.
(6)Common shares to be offered by General Motors Holdings LLC (“GM Holdings”) underlying certain warrants issued by the registrant to GM Holdings (the “GM Warrants”).
(7)The proposed maximum offering price per share and in the aggregate are based on $0.75112, which is the exercise price per share of the GM Warrants.
(8)Warrants to be offered by certain selling shareholders that invested in the registrant’s July 2022 PIPE (the “PIPE Warrants”).
(9)The proposed maximum offering price per share and in the aggregate are based on $1.564345, which is the exercise price per share of the PIPE Warrants.
(10) Common shares underlying the PIPE Warrants to be offered by certain selling shareholders that invested in the registrant’s July 2022 PIPE.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset
Fee Offset Claims	Wejo Group Limited	-	-	-	-	-	-	-	-